[Union Central logo]                              VA II SA

  1  ANNUITANT                           5  PLAN
                                       Non-Qualified:           Employer Plan*:
Name:                                  |_| Non-Qualified        |_| EP IRA for
__________________________________     |_| UGMA/UTMA               Tax Year:__
Social Security No:                    Traditional IRA:         |_| SIMPLE IRA
__________________________________     |_| Annual Contribution  |_| 403(b) (TSA)
Home Address:                             for Tax Year:___      |_| Corporate Pension
__________________________________     |_| Rollover or Transfer     or Profit Sharing
City:     State:   Zip Code:           Roth IRA Tax Year:___    |_| Money Purchase
__________________________________     |_| Annual Contribution  |_| 401 (k)
Date of Birth: Sex: Marital Status:    |_| Rollover or Transfer |_| HR10/KEOGH
__________________________________                              |_| Other
          |_|Female  |_| Male                                (provide documentation)
Tel. (Home):    (Business):
__________________________________     *For ERISA plans, if spouse is not named
E-mail:         Fax:                   beneficiary contact plan sponsor for
__________________________________     spousal waiver.

  2  OWNER                               6  PAYMENT INFORMATION

Name (Skip this section if owner is    Make checks payable to Union Central
also the annuitant):                   Life Insurance Company.
__________________________________     Complete as many as apply:
Soc. Sec./Tax ID No:                   |_| Exchange/Rollover/Transfer: $___
__________________________________       |_| Check Attached
Home Address:                            |_| UC 2137 (Transfer) Attached
__________________________________       |_| UC 1117 (Non-Qualified
City:     State:   Zip Code:                 1035 Exchange) Attached
__________________________________
Date of Birth: Sex: Marital Status:    |_| Initial/Single Payment: $___
__________________________________       |_| Check Attached
          |_|Female  |_| Male
Tel. (Home):    (Business):            |_| Systematic Payments/Contributions:
__________________________________       |_| Check-o-matic:$___(per year)
E-mail:        Fax:                          UC 2178 Attached
__________________________________
                                       Payroll Contributions:
  3  JOINT OWNER                       $____ Employee    $___ Employer
                                       Frequency: |_| monthly  |_|semi-monthly
Name:         Date of Birth:                           |_| bi-weekly
__________________________________     First payroll date:______
Soc. Sec./Tax ID No:
Relationship to Owner:                 Employer Information:
__________________________________     Name:______________ Phone:_________
Address:                               Address:___________E-mail:_________
__________________________________     City:         State:___Zip Code:___
City:     State:   Zip Code:           Billing # (if available):______
__________________________________
                                       Courtesy Reminders:
  4  BENEFICIARIES                     |_| Personal Saving Notices: $___ (per year)
                                       |_| Quarterly |_| Semi-Annually |_| Annually
Primary Beneficiary Name
To continue the contract in the event    7  REPLACEMENT INFORMATION
of the death of the owner, the
spouse (both if joint owners) must     Will insurance or annuities with any
be named as the beneficiary.           other company be discontinued,
__________________________________     reduced or changed by participation
Soc. Sec./Tax ID No:                   in this plan?
__________________________________     |_| Yes     |_|No
Date of Birth:    Relationship:        If Yes, attach latest statement(s).
__________________________________     Agent Answer here: |_| Yes |_|No
Contingent Beneficiary Name:           Amount:______ Plan:________
__________________________________
Soc. Sec./Tax ID No:                     8  NOTES
__________________________________     ________________________________
Date of Birth:     Relationship:       ________________________________
_______________________________________________________________________

UC 4370-2   The Union Central Life Insurance Company
            P.O. Box 40888
            Cincinnati, Ohio 45240
                                         11/2003
                      1
               Home Office Use Only:  Contract Number _____

9   ALLOCATION AMONG INVESTMENT OPTIONS

Each must be a whole % and in total equal 100%:

_% AIM V.I. Capital Appreciation Fund, Series I      _% Scudder VS I International Portfolio
(Class A)
_% AIM V.I. Growth Fund, Series I                    _% Scudder VS I Money Market Portfolio
_% Alger American Leveraged AllCap Portfolio         _% Seligman Small-Cap Value Portfolio Class
2
_% Alger American MidCap Growth Portfolio            _% Seligman Communications and Information
Portfolio Class2
_% American Century VP Income & Growth               _% Summit Pinnacle Balanced Index Portfolio
_% American Century VP Value                         _% Summit Pinnacle Bond Portfolio
_% FTVIPT Templeton Foreign Securities Fund, Class2  _% Summit Pinnacle EAFE International Index
Portfolio
_% MFS VIT Emerging Growth Series                    _% Summit Pinnacle Lehman Aggregate Bond
Index Portfolio
_% MFS VIT High Income Series                        _% Summit Pinnacle Nasdaq-1 00 Index
Portfolio
_% MFS VIT Investors Trust Series                    _% Summit Pinnacle Russell 2000 Index
Portfolio
_% MFS VIT New Discovery Series                      _% Summit Pinnacle S&P MidCap 400 Index
Portfolio
_% MFS VIT Total Return Series                       _% Summit Pinnacle S&P 500 Index Portfolio
_% Neuberger Berman AMT Guardian Portfolio           _% Summit Pinnacle Zenith
_% Oppenheimer Global Securities Fund/VA             _% UIF Core Plus Fixed Income Portfolio,
Class I
_% Oppenheimer Main StreeWA*                         _% UIF U.S. Real Estate Portfolio, Class I
_% Scudder VS I Capital Growth Portfolio (Class A)
                                                     _ Total must equal 100%

Formerly Oppenheimer Main Street Growth & Income Fund/VA

10 FRAUD NOTICE

Some states require that we provide you this notice.

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

11 SIGNATURE AND ACKNOWLEDGEMENTS

It is hereby agreed that the contract applied for shall not take effect until the later of: (1) the issuance of the contract; or (2) receipt by Union Central at its home office of the first payment required under the contract. The fore-going information is true and complete to the best of the applicant's knowledge and belief and is correctly recorded. The proposed owner agrees to be bound by the representations herein. No agent is authorized to make or alter contracts, to extend the time for making payments, or to waive any of Union Central's rights or requirements. It is understood and agreed that issuance of the contract applied for may be delayed for any period necessary to complete the information on this application and any accompanying documents.

I have received and reviewed the prospectus which describes the contract and the underlying mutual funds. I believe this contract will meet my financial objectives.

El Please check if you would like a Statement of Additional
Information. I understand that annuity payments and other values provided by the contract applied for, when based on the investment experience of a separate account, are variable and are not guaranteed as to fixed dollar amount.



Signature of Owner:____________ Signed at: ______ Date:_____ Signature of Joint Owner:________ Signed at:______ Date:_____ Licensed Agent (Signature):_____ Agent Number-situation code:__
Print Full Name of Agent:________              Agency No.: ____
                            Optional:  Telephone Number: ______
                                    Agent Email Address: ______
---------------------------------------------------------------
UC 4370-2                       2                       11/2003

                Home Office Use Only: Contract Number _________